Exhibit 16.1
July 19, 2004

United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

To Whom it May Concern:

We have read Item 4 of Form 8-K dated July 19, 2004 of Purchase Point Media Corporation and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained in Form 8-K.

Yours very truly,
/s/ Wiener, Goodman & Company, P.C. Wiener, Goodman & Company, P.C.